Exhibit 99.1


    News Release
For Immediate Release


                    Voyager Entertainment International, Inc.
     and The Rio All-Suite Hotel & Casino Discontinue Negotiations for the
       Observation Wheel to be Located at the Rio All-Suite Hotel & Casino

LAS VEGAS, NEVADA, April 30, 2004 - (BUSINESS WIRE) - Voyager Entertainment International, Inc. (OTC:BB-VEII), an entertainment development company, announced today that Voyager and The Rio All-Suite Hotel & Casino in Las Vegas have mutually agreed to discontinue negotiations to build "The World's Tallest Observation Wheel" at the property of The Rio All-Suite Hotel & Casino.

Richard Hannigan, President and CEO of Voyager stated "It is unfortunate that we could not come to an agreement with Rio. I have always had and will continue to have the deepest respect for the management at the Rio. While the Rio location would have fit the needs of the company, Voyager has identified other sites that we believe are suitable for a project of this magnitude."

Voyager is an entertainment development company that anticipates constructing the "World's Largest and Tallest Observation Wheel," which we expect to be a 600-foot tall high-tech attraction that would have, upon completion, the capacity of 7,500,000 guests per year with an average individual ride ticket of $18.00. We anticipate that each Observation Wheel would consist of 30 Orbitors seating 20 passengers and making a complete revolution approximately every 27 minutes. Our current designs anticipate that each Orbitor would consist of its own galley and lavatory to achieve the maximum comfort and safety for our guests.

Statements in is this press release which are not historical, including statements regarding Voyager's or management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. Such statements include statements that Voyager has identified other sites that it believes are suitable for an Observation Wheel, Voyager anticipates constructing the "World's Largest and Tallest Observation Wheel" that it expects will be a 600-foot tall high-tech attraction with the capacity of 7,500,000 guests per year with an average individual ride ticket of $18.00, Voyager anticipates that each Observation Wheel would consist of 30 Orbitors seating 20 passengers and making a complete revolution approximately every 27 minutes, and Voyager's Orbitor would consist of its own galley and lavatory to achieve the maximum comfort and safety for our guests. There are factors that could have an effect on "forward looking" events such as regulatory issues, definitive agreements, obtaining sufficient funds to build the project, receiving funds on terms and conditions agreeable to Voyager, negotiations with contractors, receiving approvals from regulatory agencies, as well as general economic and tourism conditions in Las Vegas. Since these statements involve risks and uncertainties and are subject to change at any time, Voyager's actual results could differ materially from expected results. Voyager undertakes no obligation to publicly update or revise forward-looking statements whether as a result of new information or otherwise. It is important to note that Voyager's actual results could differ materially from those in any such forward-looking statements. Various factors could cause actual results to differ materially, such as the risk factors listed from time to time in Voyager's filings with the Securities and Exchange Commission, including but not limited to, the annual report on Form 10-KSB for the year ended December 31, 2003.

Additional information about Voyager is available at its website, www.voyager-ent.com.

                                       ###

Chief Executive Officer

Voyager Entertainment International, Inc.
4483 West Reno Avenue
Las Vegas, Nevada 89118
Tel:  702.221.8070